                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            LUFKIN INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            LUFKIN INDUSTRIES, INC.
                                 Lufkin, Texas


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 5, 1999


TO THE SHAREHOLDERS OF LUFKIN INDUSTRIES, INC.

     Notice is hereby given that the Annual Meeting of the Shareholders of Lufkin Industries, Inc., a Texas corporation, will be held at the Museum of East Texas, 503 North Second, Lufkin, Texas, on the 5th day of May, 1999, at 9:00 a.m. Lufkin Time, for the following purposes:

     1. To elect four directors to the Company's board to serve until the annual shareholders' meeting held in 2002 or until their successors have been elected and qualified.

     2. To consider and act upon a proposal of the Board of Directors of the Company to approve and adopt the amendment of the Company's Fourth Restated Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 60,000,000.

     3. To amend the Company's 1990 Stock Option Plan to increase the number of shares of common stock of the Company as to which options may be granted under the plan from 900,000 to 1,100,000.

     4. To appoint Arthur Andersen LLP, independent certified public accountants, as the Company's auditors for the year 1999.

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 31, 1999, are entitled to notice of and to vote at the meeting.

     You are kindly requested to mark, sign, date and return the enclosed Proxy promptly, regardless of whether you expect to attend the meeting, in order to ensure a quorum. If you are present at the meeting, and wish to do so, you may revoke the Proxy and vote in person.

     It is sincerely hoped that it will be possible for you to personally attend the meeting.


                                    C. JAMES HALEY, JR.
                                          Secretary

April 8, 1999

                            LUFKIN INDUSTRIES, INC.
                                601 South Raguet
                              Lufkin, Texas 75904

                                PROXY STATEMENT



-------------------------------------------------------------------------------
GENERAL INFORMATION
-------------------------------------------------------------------------------

     The accompanying proxy is solicited by the Board of Directors of Lufkin Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 5, 1999, and any adjournments thereof. The annual meeting will be held at 9:00 a.m. Lufkin Time, at the Museum of East Texas, 503 North Second, Lufkin, Texas. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

     A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from the proposal to elect directors, the proposal to amend the Articles of Incorporation, the proposal to amend the 1990 Stock Option Plan or the proposal to approve the appointment of independent certified public accountants are treated as votes against the particular proposal. Broker non-votes on any of such matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

     The cost of solicitation of these proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may solicit proxies by telephone and personal interview.

     The approximate date on which this Proxy Statement will first be sent to shareholders is April 8, 1999.

-------------------------------------------------------------------------------
VOTING SECURITIES
-------------------------------------------------------------------------------

     At the close of business on March 31, 1999, which is the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the annual meeting or any adjournments thereof, the Company had outstanding 6,531,151 shares of common stock, $1.00 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting.

-------------------------------------------------------------------------------
PROPOSAL NO. 1:   ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

     The Board of Directors has nominated and urges you to vote FOR the election of the four directors who have been nominated to serve a three-year term of office in the 2002 class of directors. Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the

Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of this Proposal.

     The Company's Fourth Restated Articles of Incorporation (the "Articles") divide the Board of Directors, with respect to terms of office, into three classes, designated as Class I, Class II and Class III. Each class of directors is to be elected to serve a three-year term and is to consist of, as nearly as possible, one-third of the members of the entire Board. In accordance with the Company's Bylaws, the Company's Board of Directors is currently fixed at 11 members.

     The term of office of each of the Class II Directors expires at the time of the 1999 Annual Meeting of Shareholders, or as soon thereafter as their successors are elected or qualified. Mr. Jalenak, Mr. King, Mr. Smith and Mr. Trout have been nominated to serve an additional three-year term as Class II Directors. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director, if elected.

     It is intended that the proxies solicited hereby will be voted FOR the election of the nominees for director listed below, unless authority to do so has been withheld. If, at the time of the 1999 Annual Meeting of Shareholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

DIRECTORS AND NOMINEES FOR DIRECTOR

     The nominees for Class II Directors, if elected, whose term of office will expire in 2002, and certain additional information with respect to each of them, are as follows:

          L.R. Jalenak, Jr., manager of his own investments and a director of Perrigo Company and Dyersburg Corp. He also serves as an Independent Trustee for First Funds (a family of mutual funds). Age 68. Mr. Jalenak has been a director since 1990 and also serves on the Compensation Committee and Audit Committee.

          Henry H. King, manager of his own investments. Age 66. Mr. King has been a director since 1990 and also serves on the Executive Committee and the Compensation Committee.

          Douglas V. Smith, President, Chief Executive Officer and Chairman of the Board of the Company. Age 56. Mr. Smith was elected President and Chief Executive Officer of the Company in January 1993 and Chairman of the Board in May 1995. He was also elected as a director in January 1993.

          W. W. Trout, Jr., retired Vice President of the Company. Age 67. Mr. Trout has been a director of the Company since 1968.

     The Class III Directors, whose present term of office as directors will continue after the meeting and expire in 2000, and certain additional information with respect to each of them, are as follows:

          Simon W. Henderson, III, manager of his own investments. Age 65. Mr. Henderson has been a director of the Company since 1971 and currently serves as a member of the Compensation Committee, the Executive Committee and the Nominating Committee.

          Melvin E. Kurth, Jr., manager of his own investments. Age 68. Mr. Kurth has been a director of the Company since 1968 and currently serves as a member of the Audit Committee and the Nominating Committee.

          W. T. Little, a self-employed management consultant.  Age 65.   He
     became a director of the Company in 1968.

     The Class I Directors, whose present term of office as directors will continue after the meeting and expire in 2001, and certain additional information with respect to each of them, are as follows:

          John H. Lollar, Managing Partner of Newgulf Exploration, L.P. Age 60. Mr. Lollar previously was Chairman, President and Chief Executive Officer of Cabot Oil and Gas. He became a director of the Company in 1997. He is a director of Plains Resources.

          Bob H. O'Neal, formerly President of Stewart & Stevenson Services, Inc. Age 64. Mr. O'Neal became a director in 1992 and currently serves on the Compensation Committee and the Nominating Committee.

     H. J. Trout, Jr., manager of his own investments. Age 54. Mr. Trout has been a director of the Company since 1980 and serves as a member of the Executive Committee and the Nominating Committee.

          Thomas E. Wiener, attorney. Age 58. Mr. Wiener became a director of the Company in 1987 and currently serves on the Audit Committee and the Executive Committee.

          Mr. W. W. Trout, Jr., is the first cousin of H. J. Trout, Jr.

     The following table reflects the beneficial ownership of the Company's Common Stock as of December 31, 1998, with respect to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) the directors and nominees for director;
(iii) each executive officer named in the Summary Compensation Table and (iv) the Company's directors and officers as a group.


                                                       Number of
         Name of                                      Shares Owned            Percent
     Beneficial Owner                               Beneficially/(1)/         of Class
   -------------------                              -----------------        ----------
John F. Glick...........................................  13,075                   *
Simon W. Henderson, III................................. 113,507                 1.6%
Larry M. Hoes...........................................   8,020                   *
L. R. Jalenak, Jr.......................................   8,400                   *
Henry H. King...........................................   9,128                   *
Melvin E. Kurth, Jr..................................... 119,584                 1.7
W. T. Little............................................  76,435                 1.1
John H. Lollar..........................................   6,000                   *
Bob H. O'Neal...........................................   7,500                   *
Ernest G. Pittman.......................................   8,000                   *
Scott H. Semlinger......................................  21,895                   *
Douglas V. Smith........................................  94,250                 1.4
H. J. Trout, Jr......................................... 311,184                 4.5
W. W. Trout, Jr.........................................  19,534                   *
Thomas E. Wiener........................................  74,936                 1.1
Directors and Officers as a group (18 persons).......... 939,408                13.5

----------------------
* Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.

(1)  Includes shares subject to presently exercisable options.

     Each director and nominee for director listed above possesses sole voting and investment powers as to all the shares listed as being beneficially owned by such person, except Melvin E. Kurth, Jr. who has a limited term interest in the income of 26,712 of the listed shares which are held in trust for the benefit of himself and his sons; H. J. Trout, Jr., who has a remainder interest as to 215,880 of the listed shares which are held in a trust for his mother for which he is trustee; and Thomas E. Wiener, who shares voting and dispositive powers as to 48,864 of the listed shares. The shares listed above include 18,474 shares held by a trust for the benefit of Mr. Henderson and his siblings over which he exercises investment and voting control and 33,333 shares held in a family limited partnership over which Mr. Henderson shares investment and voting control.

     The Board of Directors has a standing Audit Committee. The Audit Committee is currently comprised of Messrs. L. R. Jalenak, Jr., M. E. Kurth, Jr., J. H. Lollar and T. E. Wiener. The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company's procedures for internal auditing, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees and reviewing the adequacy of the Company's internal accounting controls.

     The Board of Directors also has a standing Compensation Committee which is currently comprised of Messrs. S. W. Henderson III, L. R. Jalenak, Jr., H. H. King and B. H. O'Neal. The functions performed by the Compensation Committee include: reviewing executive salary and bonus structure; reviewing the Company's stock option plan (and making grants thereunder); setting bonus goals; and approving salary and bonus awards to key executives.

     The Board of Directors also has a standing Nominating Committee which is currently comprised of Messrs. M. E. Kurth, S. W. Henderson III, B. H. O'Neal and H. J. Trout, Jr. The Nominating Committee does not consider nominees recommended by the shareholders of the Company.

     During 1998, the Audit Committee had two meetings, the Compensation Committee had four meetings, the Executive Committee had two meetings and the Board of Directors had five meetings. During 1998 each continuing member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and the committees of which he was a member.

     During 1998, the directors received $1,000 for each meeting of the Board of Directors and $850 for each committee meeting that they attended in addition to a quarterly payment of $3,500. In addition, each director receives a 5,000 share stock option grant on the date of his election to the Board of Directors and 1,000 shares each year thereafter as long as he continues on the Board.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 1998, the Company believes that, other than a Form 5 filing for Douglas Smith to report the grant of options, all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

     During 1998, no member of the compensation committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company,
(ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any transactions with the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of Lufkin Industries, Inc. (the "Committee") is pleased to present the 1998 report on executive compensation. This report of the Committee documents the components of the Company's executive officer compensation program and describes the basis on which the compensation program determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables. The Committee meets regularly and is comprised entirely of non-employee directors. The duty of the Committee is to review compensation levels of members of management, as well as administer the Company's various incentive plans including its annual bonus plan and its stock option plan. The Committee reviews in detail, with the Board of Directors, all aspects of compensation for all of the Company's senior officers.

     The Committee has retained the services of a national compensation consulting firm, to assist the Committee in connection with the performance of its various duties. Such firm provides advice to the Committee with respect to how compensation paid by the Company to its senior officers compares to compensation paid by other companies. Members of the Committee review compensation surveys provided by the consulting firm as well as surveys provided by other sources.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY

     The design of the Company's executive compensation program is based on three fundamental principles. First, compensation must support the concept of pay for performance, that is, compensation awards are directly related to the financial results of the Company, to increasing shareholders' value, and to individual contributions and accomplishments. As a result, much of an executive officer's compensation is "at risk" with annual bonus compensation, at target levels, amounting to approximately 35% of total cash compensation.

     The second principle of the program is that it should offer compensation opportunities competitive with those provided by other comparable industrial companies. It is essential that the Company be able to retain and reward its executives who are critical to the long-term success of the Company's diversified and complex businesses.

     The final principle is that the compensation program must provide a direct link between the long-term interests of the executives and the shareholders. Through the use of stock-based incentives, the Committee focuses the attention of executives on managing the Company from the perspective of an owner with an equity stake.

COMPENSATION PLAN COMPONENTS

     Base Salary.   The Committee has established base salary levels for the
Company's executive officers that are generally comparable to similar executive positions in companies of similar size and complexity as the Company. The Company obtains comparative salary information from published market surveys and from a national compensation consulting firm. The comparative data is from industrial companies of a comparable size in revenue during this period. The Company's salaries were competitive with the market at the fiftieth percentile in these comparisons. As part of its responsibilities, the Committee approves all salary changes for the Company's officers and bases individual salary changes on a combination of factors such as the performance of the executive, salary level relative to the competitive market, the salary increase budget for the Company, level of responsibility and the recommendation of the Chief Executive Officer. In accordance with its review process, the Committee approves base salary increases for those officers whose salary level and performance warranted an adjustment. Only the Chief Executive Officer received a base salary increase during 1998.

     Incentive Compensation.   The Company's performance, or that of a division
or business unit, as the case may be, for purposes of compensation decisions is measured under the annual bonus plan against goals established at the start of the year by the Committee. In each instance, the goals consisted in most part of making budgeted sales and expense levels, as well as subjective individual performance goals.

     Chief Executive Officer Compensation.   Mr. Smith's base salary for 1998
was $360,000 and he did not receive a bonus for this year. These amounts were determined by the Compensation Committee as a part of a three year employment contract that began on January 1, 1995 and expired on December 31, 1998. A new three year contract became effective on January 1, 1999. The Committee believes that the contract is competitive and that the employment contract is critical to attract and retain the best qualified executives.

     Stock Options.   During 1998, the Committee also made stock option grants
to the CEO and to each of the senior officers of the Company. Each of those officers received stock options which were based on his responsibilities and relative position in the Company. In 1998, 55,500 shares of stock options were granted to the Company's officers which compares to 43,300 shares granted to officers in 1997. The Committee's policy is to make stock option grants annually and for the purpose of tying a portion of the employees' compensation to the long-term performance of the Company's Common Stock. By making such grants, the Committee feels that these grants help senior officers' interests coincide with those of the shareholders.

     No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The following members of the Compensation Committee have delivered the foregoing report:

     B. H. O'Neal, Chairman
     S. W. Henderson III
     L. R. Jalenak, Jr.
     H. H. King

     The foregoing report and the performance graph and related description included in this proxy statement shall not be deemed to be filed with the Securities and Exchange Commission except to the extent the Company specifically incorporates such items by reference into a filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

Performance Graph

     The following performance graph compares the performance of the Company's common stock to the NASDAQ Market Value Index and to the Media General Oilfield Services Index (which includes the Company) for the last five years. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1993.


                             [GRAPH APPEARS HERE]


                                                                                  December 31,
                                                    -----------------------------------------------------------------------
                                                      1993         1994        1995         1996         1997        1998
                                                    ---------   ----------   ---------   ----------   ----------   ---------
Lufkin Industries, Inc................................ 100.00       107.85      136.08       154.99       227.25      120.84
Media General Oilfield Services Index................. 100.00        94.59      127.33       189.09       286.60      147.37
NASDAQ Market Value Index............................. 100.00       104.99      136.18       169.23       207.00      291.96

Executive Compensation

     The following table sets forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the year ended December 31, 1998 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                      ANNUAL COMPENSATION                                          AWARDS
----------------------------------------------------------------------       ------------------
                                                                               STOCK  OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR    SALARY      BONUS(1)              (SHARES)        COMPENSATION(2)
-------------------------------------   ----   ---------   -----------       ------------------   ---------------
Douglas V. Smith.....................   1998    $360,000     $  -                  30,000            $24,573
 President and                          1997     308,000    185,000                20,000             19,943
 Chief Executive Officer                1996     280,000    140,000                16,000             17,250

Larry M. Hoes........................   1998     172,800          -                 4,500             11,479
 Vice President                         1997     161,477     81,780                 4,000              9,256

John F. Glick........................   1998     160,000     25,000                 4,500              8,494
 Vice President                         1997     155,577     28,320                 4,000              8,448
                                        1996     147,616     34,740                 3,500              8,869

Scott H. Semlinger...................   1998     147,000     25,000                 4,500              7,500
 Vice President                         1997     136,385     43,690                 4,000              7,086
                                        1996     131,960     22,825                 3,500              7,413

Ernest G. Pittman....................   1998     126,700          -                 3,250              7,930
 Vice President                         1997     117,367     48,160                 4,000              6,829
                                        1996     111,375     34,400                 2,800              7,010

-------------
(1) Annual bonus amounts are earned and accrued during the years indicated, and paid in the first quarter of the following year.
(2) The All Other Compensation consists of the Company's contribution to the Thrift Plan.


Stock Option Plans

     The Company has a stock option plan (the "Plan"), pursuant to which options to purchase shares of the Company's stock are outstanding or available for future grants. The purpose of the Plan is to advance the best interests of the Company by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentive by increasing their proprietary interest in the success of the Company. All options for stock are granted by the Compensation Committee.

     The Company's shareholders are being asked to approve an amendment to the Plan at the meeting to which this Proxy Statement relates. The proposed amendment increases the number of shares of Common Stock as to which options may be granted under the Plan from 900,000 shares to 1,100,000 shares. The terms of the Plan as proposed to be amended are described under Proposal 3 below and the Plan, as proposed to be amended, is set forth in its entirety as Appendix A hereto.

     The following table shows, as to the Chief Executive Officer and the four most highly compensated executive officers of the Company, information about option grants in the last year. The Company does not grant any Stock Appreciation Rights.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
------------------------------------------------------------------------------------------------       VALUE OF ASSUMED
                                                  PERCENTAGE OF                                      ANNUAL RATES OF STOCK
                                                  TOTAL OPTIONS                                      PRICE APPRECIATION
                                   OPTIONS          GRANTED TO                                         FOR OPTION TERM
                                   GRANTED          EMPLOYEES       EXERCISE PRICE    EXPIRATION    -----------------------
    NAME                         (SHARES)(1)         IN 1998        (PER SHARE)(2)       DATE           5%          10%
---------------                ---------------   ----------------   ---------------   ----------    ---------   -----------
Douglas V. Smith(3)..........     30,000              20%               $30.50        02/17/2008     575,439     1,458,274
Larry M. Hoes(4).............      4,500               3                 21.75        11/10/2008      61,553       155,988
John F. Glick(4).............      4,500               3                 21.75        11/10/2008      61,553       155,988
Scott H. Semlinger(4)........      4,500               3                 21.75        11/10/2008      61,553       155,988
Ernest G. Pittman(4).........      3,250               2                 21.75        11/10/2008      44,455       112,658

---------------------------------

(1) The options were granted for a term of ten years subject to earlier termination in certain events related to termination of employment.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) Options are 1/3 exercisable at time of grant, 1/3 starting twelve months after the grant date, with full vesting occurring on the second anniversary date.

(4) Options granted are exercisable starting twelve months after the grant date, with 25% of the shares becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

     The following table shows aggregate option exercises in the last fiscal year and the year-end option values for the Chief Executive officer and the four most highly compensated executive officers. The Company does not grant any Stock Appreciation Rights.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1998 OPTION VALUES


                                                                  NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT DECEMBER 31,      IN-THE-MONEY OPTIONS AT
                                    SHARES                             1998 (SHARES)             DECEMBER 31, 1998
                                  ACQUIRED ON     VALUE      ------------------------------  ----------------------------
             NAME                  EXERCISE      REALIZED     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
             ----                 -----------   ----------   -------------   -------------   ------------   -------------
Douglas V. Smith................          -0-          -0-         84,250           46,750         53,000           3,000
Larry M. Hoes...................          -0-          -0-          6,000           12,500            -0-             -0-
John F. Glick...................          -0-          -0-         12,375           10,125            -0-             -0-
Scott H. Semlinger..............        3,500       43,375         21,540           10,125         11,344             -0-
Ernest G. Pittman...............        8,100       78,100          6,200            8,350          2,625             -0-


Retirement Plan

       Certain employees of the Company, including its executive officers, are participants in the Company's Retirement Plan for Salaried Employees (the "Qualified Plan"). The Qualified Plan is a defined benefit plan, qualified under Section 401 of the Internal Revenue Code, which provides benefits based on an employee's years of service and covered compensation. Covered compensation consists of Salary and Bonus as set forth in the Summary Compensation Table on page 9 of this Proxy Statement. The benefits are based on the average of the highest five consecutive years of covered compensation received during the last ten years of service. Benefits are estimated on straight-life annuity computations and do reflect offsets for primary Social Security benefits. Under the Code, the maximum amount of compensation that can be considered by a tax-qualified plan is $160,000, subject to annual adjustments. In addition, the Code limits the maximum amount of benefits that may be paid under such a plan. Accordingly, the Company has adopted an unfunded, nonqualified plan ("Restoration Plan") to provide supplemental retirement benefits to covered executives. The Restoration Plan benefit is based on the same benefit formula for the Qualified Plan except that it does not limit the amount of a participant's compensation or maximum benefit. The Company also maintains an additional nonqualified plan ("SERP") for Mr. Smith, which credits him with an additional .5 years of service for each year of service credited to him under the Qualified Plan. The benefits calculated under the Restoration Plan and SERP are offset by the participant's benefit payable under the Qualified Plan. The following table shows the annual benefits payable upon retirement at age 65 for various compensation and years of credited service combinations under these plans. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires. Directors who are not, or who have not been, employees of the Company will not receive benefits under the plans. The years of credited service for the persons named in the Summary Compensation Table are: Mr. Smith, six years (plus an additional three years under the SERP); Mr. Hoes, two years; Mr. Glick, four years; Mr. Semlinger, 23 years; and Mr. Pittman, 37 years.


                                                                ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
AVERAGE ANNUAL COMPENSATION FOR             -------------------------------------------------------------------------------
HIGHEST FIVE YEARS DURING                     15 YEARS         20 YEARS         25 YEARS         30 YEARS        35 YEARS
LAST TEN YEARS                              OF SERVICE         OF SERVICE       OF SERVICE       OF SERVICE      OF SERVICE
                                            ------------     -------------   ---------------   -------------   ------------
  $  125,000..............................        $ 32,369        $ 43,827          $ 55,286        $ 66,744       $ 66,744
     150,000..............................          39,244          52,994            66,744          80,494         80,494
     175,000..............................          46,119          62,161            78,202          94,244         94,244
     200,000..............................          52,994          71,327            89,661         107,994        107,994



                                                                ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
AVERAGE ANNUAL COMPENSATION FOR             -------------------------------------------------------------------------------
HIGHEST FIVE YEARS DURING                     15 YEARS         20 YEARS         25 YEARS         30 YEARS        35 YEARS
LAST TEN YEARS                              OF SERVICE         OF SERVICE       OF SERVICE       OF SERVICE      OF SERVICE
                                            ------------     -------------   ---------------   -------------   ------------
     225,000..............................          59,869          80,494           101,119         121,744        121,744
     250,000..............................          66,744          89,661           112,577         135,494        135,494
     300,000..............................          80,494         107,994           135,494         162,994        162,994
     400,000..............................         107,994         144,661           181,327         217,994        217,994


             EMPLOYMENT CONTRACT AND CHANGE IN CONTROL ARRANGEMENT

     The Company has entered into an employment agreement with Mr. Smith through December 31, 2001, with a minimum annual salary of $360,000, subject to review annually by the Compensation Committee. The Company has also entered into a severance agreement with Mr. Smith that provides for severance benefits to be paid to him following a change in control of the Company (as defined) or a termination of his employment. Maximum severance benefits at December 31, 1998, would be approximately $1,080,000, payable in a lump sum payment, such amount representing three times the salary and bonus received by Mr. Smith during the year.


------------------------------------------------------------------------------
PROPOSAL 2:  ADOPTION OF AMENDMENT TO THE FOURTH RESTATED ARTICLES OF
             INCORPORATION
------------------------------------------------------------------------------

     The Board of Directors has approved and recommends a vote FOR the proposal to approve and adopt the amendment to the Company's Fourth Restated Articles of Incorporation to increase the number of authorized shares of Common Stock. The shares of Common Stock represented by returned proxy cards will be voted FOR the amendment to the Fourth Restated Articles of Incorporation unless otherwise specified.

     The Company is currently authorized to issue 20,000,000 shares of Common
Stock.   At the Annual Meeting, a vote will be taken on the proposal to adopt the Company's Fifth Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 60,000,000. The authorized number of shares of the Company's preferred stock, par value $.01 per share,
will remain at 2,000,000.    If the amendment is approved by the shareholders,
the first paragraph of Article IV of the Company's Articles of Incorporation, as amended, will read as follows:

          The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is Sixty-Two Million (62,000,000) shares, divided into Two Million (2,000,000) shares of Preferred Stock without par value (the "Preferred Stock"), and Sixty Million (60,000,000) shares of Common Stock $1.00 par value (the "Common Stock").

     At March 23, 1999, there were 6,531,151 shares of Common Stock outstanding, and an additional 361,230 shares of Common Stock were held in the Company's treasury. At March 23, 1999, there were approximately 856,063 shares of Common Stock reserved for issuance pursuant to exercise of stock options under the Company's stock option plans. Currently, the Company has approximately 12,251,556 shares of Common Stock authorized, unissued and not subject to reservation for future issuance. If the amendment is adopted, approximately 52,251,556 shares of Common Stock would be authorized, unissued and not subject to reservation for future issuance. Except to the extent that the Company may issue the shares of Common Stock reserved therefor pursuant to its stock option plans, the Company has not entered into any agreements or understandings, and has no present plans, for the issuance of additional shares of Common Stock, but wishes to have such shares available for future issuances as the need may arise. No further shareholder approval would be required prior to the issuance of the additional shares authorized by this amendment, except as may be required by law or the rules of the Nasdaq National Market System. Any future issuances of additional shares could significantly dilute the equity interests of current shareholders of the Company.

     The authorization to issue the additional shares of Common Stock would provide management with a capacity to negate the efforts of unfriendly tender offerors through the issuance of securities to others who are friendly or desirable to management.

     The Company has in place certain mechanisms which have an anti-takeover effect. The Company's Bylaws and Articles of Incorporation include provisions which provide, among other things (i) for a classified board of directors, (ii) for a maximum permissible number of directors, (iii) that a director may not be removed without cause, (iv) for an 80% vote of the shareholders to amend the Bylaws and certain provisions of the Articles of Incorporation and (v) that certain business combinations, sales, stock issuances, etc. involving the Company and a shareholder who, together with its affiliates, is the beneficial owner of more than 10% of the Company's capital stock ("Related Person") or any reclassification of securities or recapitalization of the Company or any similar transaction which has the effect of increasing the proportionate share of the outstanding securities of the Company which is beneficially owned by any Related Person, must (except as otherwise expressly provided in the Articles) be approved by holders of at least 80% of the outstanding shares of the Company's Common Stock, excluding shares beneficially owned by the Related Person. Additionally, the Company has in place a shareholder rights plan or "poison pill."

     This proposal is not the result of management's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer or proxy solicitation in opposition to management or otherwise. The Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation. The Board of Directors has proposed the increase in the number of authorized shares of Common Stock to assure that an adequate supply of shares of Common Stock are available for future corporate needs. The Board believes that the adoption of the proposed amendment is advisable to provide the Company with adequate flexibility in connection with possible future transactions, stock splits or stock dividends,other corporate purposes, and other programs to facilitate expansion and growth of the Company.

        The submission of this proposal is not a part of any plan by the Company's management to adopt a series of amendments to the Articles of Incorporation or Bylaws so as to render the takeover of the Company more difficult. Except as indicated above, management is not aware of the existence of any other provisions in the Articles or Bylaws having an anti-takeover effect.

        The Articles do not provide for cumulative voting. As a result, in order to be ensured of representation on the Board, a shareholder must control the votes of a majority of the shares present and voting at a shareholders' meeting at which a quorum is present. The lack of cumulative voting requires an entity seeking a takeover to acquire a substantially greater number of shares to ensure representation on the Board than would be necessary were cumulative voting available.

------------------------------------------------------------------------------
PROPOSAL 3:  APPROVAL OF AMENDMENT TO THE COMPANY'S 1990 STOCK OPTION PLAN
------------------------------------------------------------------------------

     General. In February 1999, the Board of Directors of the Company adopted an amendment to the Lufkin Industries, Inc. 1990 Stock Option Plan (the "Plan") which would increase the number of shares of Common Stock as to which options may be granted under the Plan from 900,000 shares to 1,100,000 shares. The Board urges you to vote for approval of such amendment. Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of this Proposal. The purpose of the Plan is to advance the best interests of the Company by providing incentive awards and stock ownership opportunities to those key employees (including directors who are employees) who contribute significantly to the performance of the Company. In addition, the Plan is intended to enhance the ability of the Company to attract and retain individuals of superior managerial ability and to motivate such individuals to exert their best efforts towards future progress and profitability of the Company. The terms of the Plan, as proposed to be amended, are described below and the Plan is set forth in its entirety as Appendix A hereto.

     The Plan provides for the grant of stock options to purchase shares of the Company's Common Stock to key employees of the Company as determined by the Company's Compensation Committee. Subject to approval by the shareholders of the amendment to the Plan, the maximum number of shares of Common Stock as to which options may be granted under the Plan is 1,100,000 shares, subject to certain adjustments to prevent dilution. Options granted under the Plan to key employees may be either incentive stock options ("ISOs") under the provisions of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NSOs").

     The Plan is administered by the Company's Compensation Committee, which, under the terms of the Plan, must consist of at least three members of the Board of Directors, none of which may be a key employee who is eligible to be, or is, a participant in the Plan. The Compensation Committee has complete discretion in determining the key executives and employees of the Company or its subsidiaries who shall receive stock options and the number of such options to be granted. The Plan provides that, in granting options to key employees, the Compensation Committee shall take into consideration the contribution an employee has made or may make to the success of the Company or its subsidiaries and such other factors as the Compensation Committee shall determine. As of March 31, 1999, 105 key employees were eligible to participate in the Plan.

     The term of each stock option granted to a key employee shall be determined by the Compensation Committee on the date of grant, subject to limitations that
(i) all such options will expire no later than ten years from the date of grant and (ii) the exercise price of such options may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. In the event that the employment of a key employee shall terminate for reasons other than retirement with the consent of the Company, permanent disability or death, such employee's options shall be exercisable only within three months after such termination and only to the extent that such options were exercisable immediately prior to such termination of employment. If such termination is due to retirement or permanent disability, the key employee may exercise options in full at any time during the remaining term provided therefor at the time of grant. Upon the termination of employment of a key employee by reason of death, such employee's options, to the extent then exercisable, may be exercised for a period of one year after the date of the employee's death, but no more than ten years after the date an option was granted.

     The Plan permits the Company to allow an optionee, upon exercise of an option, to satisfy any applicable federal income tax requirements in the form of either cash, or, at the discretion of the Compensation Committee, shares of Common Stock, including shares issuable upon exercise of such option.

     The Plan provides that upon a change of control of the Company (i) outstanding stock options would become immediately vested and exercisable (with certain exceptions) and (ii) upon exercise of an option, the optionee would receive cash based on the spread between the exercise price of such option and the premium price, if any, paid for the Common Stock in connection with such change of control. A change of control shall be deemed to occur if a person or group acquires 25% or more of the Company's voting securities, the Directors of the Company at the beginning of any two-year period ceased to constitute a majority of the Board of Directors during such period for any reason, the shareholders of the Company approve a merger or consolidation of the Company with any other company (with certain exceptions), the shareholders of the Company approve an agreement for the sale, exchange or disposition by the Company of all or a substantial portion of the Company's assets or the shareholders of the Company adopt a plan of complete liquidation of the Company.

     The Board of Directors of the Company has amended the Plan to limit grants under the Plan to no more than 100,000 shares of Common Stock to any one person in any calendar year.

     The Board of Directors of the Company may amend, suspend or terminate the Plan at any time, except that any amendment that would (i) increase the maximum number of shares that may be issued under the options granted pursuant to the Plan, (ii) change the class of employees eligible to receive grants under the Plan, (iii) extend beyond ten years the term of any option or (iv) extend the terms of the Plan requires stockholder approval unless, in each case, such approval is not required to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless the term of the Plan is extended or earlier terminated, the Plan will terminate on August 22, 2000.

     Federal Income Taxes. As a general rule, no income will be recognized by an employee upon the grant of either ISOs or NSOs. Upon the exercise of a NSO, the optionee will be treated as receiving compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for the shares, and the Company may claim a deduction for compensation paid in the same amount and at the same time as compensation is taxable to the optionee, provided the Company makes the proper tax withholding with respect to the exercise by an employee. Upon a subsequent disposition of the shares, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be eligible for treatment as long-term capital gain or loss if the shares were held for more than twelve months. The exercise of an ISO, on the other hand, does not subject the optionee to federal income tax; however, the "spread" upon the exercise of an ISO is an item of adjustment for purposes of the alternative minimum tax. If the optionee holds the shares of Common Stock received upon the exercise of an ISO for the requisite holding period, gain on the disposition of such shares is treated as long-term capital gain. If a disposition of such shares is made in a taxable transaction before expiration of the holding period, a portion of the gain on disposition will be treated as ordinary income and the balance as long-term or short-term capital gain, depending on the length of time the shares were held. The Company is allowed a deduction in the year of disposition of shares received upon exercise of an ISO only to the extent the amount of any gain is taxable to the optionee as ordinary income.


------------------------------------------------------------------------------
PROPOSAL 4:  APPROVAL OF AUDITORS
------------------------------------------------------------------------------

     The Board of Directors proposes the appointment of the firm of Arthur Andersen LLP as the Company's auditors for the year ending December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from those attending such meeting. Arthur Andersen LLP has served as auditors for the Company since 1958. Their appointment as auditors for the year ended December 31, 1998 was approved by the shareholders at the last annual meeting on May 6, 1998.

------------------------------------------------------------------------------
PROPOSALS OF SHAREHOLDERS
------------------------------------------------------------------------------

     A proposal of a shareholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than December 1, 1999 if the shareholder making the proposal desires such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. The Company has also adopted Bylaw provisions which require that nominations of persons for election to the Board of Directors and the proposal of business by shareholders at an annual meeting of shareholders must fulfill certain requirements which include the requirement that notice of such nominations or proposals must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the
anniversary of the prior annual meeting.   In order to be timely for next year's
annual meeting such notice must be delivered between February 5, 2000 and March 6, 2000. If such timely notice of a stockholder proposal is not given, the proposal may not be brought before the annual meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the annual meeting.


------------------------------------------------------------------------------
ADDITIONAL FINANCIAL INFORMATION
------------------------------------------------------------------------------

     Shareholders may obtain additional financial information for the year ended December 31, 1998 from the Company's Form 10-K Report filed with the Securities and Exchange Commission. A copy of the Form 10-K Report may be obtained without charge by written request to the Secretary, Lufkin Industries, Inc., P.O. Box 849, Lufkin, Texas 75902.


------------------------------------------------------------------------------
OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

                                  By Order of the Board of Directors



                                      C. JAMES HALEY, JR.
                                          Secretary

April 8, 1999

                                                                      APPENDIX A

                            LUFKIN INDUSTRIES, INC.

                             1990 STOCK OPTION PLAN

1.   PURPOSE

     The Purpose of the Lufkin Industries, Inc. 1990 Stock Option Plan (the "Plan") is to advance the interests of Lufkin Industries, Inc. (the "Company") by providing incentive awards and stock ownership opportunities to those key employees (including officers and directors who are employees) who contribute significantly to the performance of the Company ("Key Employees"). In addition, the Plan is intended to enhance the ability of the Company to attract and retain individuals of superior managerial ability and to motivate such individuals to exert their best efforts towards future progress and profitability of the Company.

2.   ADMINISTRATION AND INTERPRETATION

     a. Administration. The Plan shall be administered by a committee (the "Committee") consisting of not less than three members of the Board of Directors of the Company (the "Board") appointed by and serving at the pleasure of the Board; provided that each member shall be a "disinterested person" within the meaning of paragraph (d)(3) of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such Rule or its equivalent is in effect from time to time. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may prescribe, amend and rescind rules and regulations for the administration of the Plan and shall have the full power and authority to construe and interpret the Plan. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at a meeting or the acts of a majority of the members evidenced in writing shall be the acts of the Committee. The Committee may correct any defect or any omission or reconcile any inconsistency in the Plan or in any award or grant made hereunder in the manner and to the extent it shall deem desirable.

     The Committee shall have the full and exclusive right to grant all Options (as defined below). In granting Options the Committee shall take into consideration the contribution the employee has made or may make to the success of the Company and such other considerations as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of the Company with regard to these matters. In no event shall any employee, his legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan, except to such extent, if any, as the Committee shall determine.

     The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, provided that such terms and conditions are not more favorable to the Key Employee than those expressly set forth in the Plan.

     The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee.

     b. Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any award or grant under the Plan and any determination by the Committee under any provision of the Plan or any such award or grant shall be final and conclusive for all purposes.

     c. Limitation on Liability. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability insurance coverage that may be in effect from time to time.

3.   SHARES SUBJECT TO AWARDS UNDER THE PLAN

     a. Limitations on Number of Shares. The shares subject to grants of Options shall be shares of the Company's authorized but unissued common stock, par value $1.00 per share, and shares, if any, of such common stock that are issued but not outstanding and held as treasury stock by the Company ("Common Stock"). Subject to adjustment as hereinafter provided, the aggregate number of shares of Common Stock as to which Options may be granted under the Plan shall not exceed 100,000 shares; provided, however, that, if the shareholders of the Company approve an amendment to the Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock to 20,000,000 and following such approval the proposed three-for-one share dividend is distributed to the shareholders of the Company, the aggregate number of shares of Common Stock as to which Options may be granted under the Plan shall not exceed 1,100,000 shares, and; provided, however, (only if the Securities and Exchange Commission states (either orally or written) that this provision complies with the provisions of Rule 16b-3), that the aggregate number of shares of Common Stock as to which Options may be granted shall not include, and shall not be reduced by, any shares subject to Reload Options (as described below).

     Shares of Common Stock ceasing to be subject to an Option because of the exercise of such Option may no longer be subject to any further grant under the Plan. If any outstanding Option in whole or in part, expires or terminates unexercised or is canceled for any reason prior to August 23, 2000, the shares of Common Stock allocable to the unexercised, terminated, canceled or forfeited portion of such Option may again be made the subject of grants under the Plan.

     b. Adjustments of Aggregate Number of Shares. The aggregate number of shares of Common Stock stated in Section 3(a) shall be subject to appropriate adjustment, from time to time, in accordance with the provisions of Section 6 hereof. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

4.   ELIGIBILITY

     The individuals eligible to receive Options under the Plan shall be those Key Employees as the Committee from time to time shall determine; provided, however, no employee may receive in any calendar year a grant or grants of Options with respect to more than 100,000 shares of Common Stock.

5.   STOCK OPTIONS

     a.   Grants of Options.

          (1) In General. Options granted under the Plan may be either "Incentive Stock Options" or "Nonqualified Stock Options" (both as defined below and collectively referred to as "Options"), or both. Options granted under the Plan shall be of such type and for such number of shares of Common Stock, subject to such terms and conditions as the Committee shall designate.

          The Committee may grant Incentive Stock Options and/or Non-qualified Stock Options to Key Employees at any time and from time to time before August 23, 2000.

          (2) Incentive Stock Options. The term "Incentive Stock Option" shall mean an Option, or portion thereof, that is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          (3) Non-qualified Stock Options. The term "Non-qualified Stock Option" shall mean any Option, or portion thereof, that is not an Incentive Stock Option. Except as specifically provided herein, the provisions of this Plan shall apply in the same manner to Incentive Stock Options and to Non-qualified Stock Options.

     (b) Terms of Options. Options granted pursuant to this Plan shall be evidenced by stock option agreements (referred to herein as "agreements") that shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with this Plan, as the Committee shall deem advisable. Reference herein to agreements shall include, to the extent applicable, any amendments to such agreements.

          (1) Payment of Option Exercise Price. Upon exercise of an Option, the full option exercise price for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, by tendering to the Company shares of Common Stock owned by the optionee having an aggregate Market Value Per Share (as defined below) as of the date of exercise and tender that is not greater than the full option exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the option exercise price as provided in (i) above (provided that the Committee may, upon confirming that the optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise). Payment instruments will be received subject to collection.

          (2) Number of Shares. Each agreement shall state the total number of shares of Common Stock that are subject to the Option.

          (3) Exercise Price. The exercise price for each Option shall be fixed by the Committee at the date of grant, but in no event may such exercise price per share be less than the Market Value Per Share on the date of the grant of the Option.

          (4) Market Value Per Share. The Market Value Per Share as of any particular date shall be determined by any fair and reasonable means determined by the Committee.

          (5) Term. The term of each Option shall be determined by the Committee at the date of grant; provided, however, that each Option shall, notwithstanding anything in the Plan or an agreement to the contrary, expire ten years from the date the Option is granted or, if earlier, the date specified in the agreement at the date of grant of such Option.

          (6) Date of Exercise. In the discretion of the Committee, each agreement may contain a provision not inconsistent with Section 8 hereof stating that the Option granted therein may not be exercised in whole or in part for a period or periods of time specified in such agreement, subject to Section 8, and except as so specified therein, any Option may be exercised in whole at any time or in any time or in part from time to time during its term. The Committee may, however, at any time, in its sole discretion amend any outstanding Option to accelerate the time that such Option shall be exercisable or to provide that the time for exercising such Option shall be accelerated upon the occurrence of a specified event.

          (7) Termination of Employment. In the event that an individual's employment with the Company shall terminate, for reasons other than (i) retirement with the consent of the Company ("retirement"), (ii) permanent disability or (iii) death, the individual's Options shall be exercisable by him, subject to subsections (5) and (6) above, only within three months after such termination, but only to the extent the Option was exercisable immediately prior to such termination of employment.

          If, however, any termination of employment is due to retirement or permanent disability, the individual shall have the right after such termination of employment, subject to the provisions of subsections (5) and
     (6) above, to exercise any outstanding Option in full at any time during the remaining term provided therefor in the related agreements. Whether any termination of employment is due to retirement or permanent disability shall be determined by the Committee.

          If an individual shall die while entitled to exercise an Option, the individual's estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise such Option at any time within 12 months from the date of the optionee's death, to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death.

          (8) Reload Options. An option may, in the discretion of the Committee, include the right to receive a reload stock option ("Reload Option"). An option which contains the right to receive a Reload Option shall entitle the optionee, upon the exercise of such option and payment of the appropriate exercise price in shares of Common Stock that have been owned by such option holder for at least six months prior to the date of exercise, to receive a Reload Option. The Reload Option shall be the option to purchase, at the Market Value Per Share on the date of grant of the Reload Option, the number of shares of Common Stock equal to the sum of the number of whole shares delivered by the optionee in payment of the exercise price of the original option. Such Reload Option shall expire on the same date that the option it was granted in conjunction with would have expired had it not been exercised.

6.   RECAPITALIZATION

     Except as set forth in Section 3a, the aggregate number of shares stated in
Section 3a, the number of shares of Common Stock to which each outstanding Option relates, and the exercise price in respect of each such Option shall be adjusted in an equitable manner determined by the Committee, in its sole discretion and without liability to any person, in the event of (i) a subdivision or consolidation of shares of Common Stock or other capital adjustments, (ii) the payment of a stock dividend or a recapitalization or (iii) a "corporate transaction," as such term is defined in Treasury Regulation (S) 1.425-1(a)(1)(iii), or any other transaction which, in the opinion of the Committee, is similar to a "corporate transaction," as defined by the said Treasury Regulations as in effect on August 23, 1990, including without limitation any spin-off or other distribution to the security holders of the Company of securities or property of the Company. The Committee may exercise its discretion to make any such adjustments on an optionee-by-optionee basis and with respect to all or only some of the Options held by an optionee.

7.   MERGER OR CONSOLIDATION

     Except as otherwise provided in Section 8 below, after a merger of one or more entities into the Company in which the Company shall survive, or after a consolidation of the Company and one or more entities, in which the resulting entity remains, as an independent, publicly-owned entity, an optionee shall, at the same cost, be entitled upon the exercise of an Option to receive (subject to any required action by shareholders) such stock, cash and/or securities of the surviving or resulting entity as the board of directors, or its equivalent, of such entity, in its sole discretion and without liability to any person, shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of Common Stock or other securities that were then subject to such Option and such shares of stock or other securities shall, after such merger or consolidation, be deemed to be shares of Common Stock for all purposes of the Plan and any agreement.

8.   CHANGE IN CONTROL

     In the event of a Change in Control (as defined below), then, notwithstanding any other term of this Plan or any agreement to the contrary, any and all outstanding Options not fully vested shall automatically vest in full and, except as provided below with respect to a person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), be immediately exercisable. The date on which such accelerated vesting and immediate exercisability shall occur (the "Acceleration Date") shall be the date of the occurrence of the Change in Control.

     A "Change in Control" shall be deemed to have occurred if:

          (a) any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company) together with its "Affiliates" and "Associates," as such term is defined in Rule 12b-2 of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (a), (c) or
     (d) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) the shareholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities, or

          (d) the shareholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale, exchange or disposition by the Company of all or a significant portion of the Company's assets. For purposes of this clause (d), the term "the sale, exchange or disposition by the Company of all or a significant portion of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or any Subsidiary (as defined below) (including the stock of any Subsidiary) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 25% of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding shares of common stock of the Company (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of common stock of the Company shall be determined by multiplying the number of shares of the Company's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the Market Value Per Share immediately preceding the Transaction Date or by such other method as the Board shall determine is appropriate. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of common stock of the Company or by such other method as the Board shall determine is appropriate.

     Notwithstanding the foregoing however, a Change in Control shall not be deemed to have occurred if, prior to the time a Change in Control would otherwise be deemed to have occurred pursuant to the above provisions, the Board determines otherwise.

     If during the 60-day period following any such Acceleration Date or, with respect to an Option granted to an officer or director subject to Section 16(b) of the Exchange Act, the 60-day period following the earlier of the date that
Section 16(b) of the Exchange Act ceases to apply to such person or six months following the date of grant of such Option (but not to exceed the remaining term of such Option), a participant (or beneficiary thereof) elects to exercise an Option, the holder shall receive in cash whichever of the following amounts is applicable:

          (i) with respect to an acquisition of Common Stock described in clause
     (a) of the definition of Change in Control, an amount equal to the Acquisition Spread (as defined below);

          (ii) with respect to a change in composition of the Board described in clause (b) of the definition of Change in Control, an amount equal to the Spread (as defined below); or

          (iii) with respect to stockholder approval of an agreement or adoption of a plan described in clause (c) or (d) of the definition of Change in Control, an amount equal to the Merger Spread (as defined below).

     Notwithstanding the foregoing provisions of this Section 8, in the case of an exercise in respect of an Incentive Stock Option, the holder may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option.

     As used in this Section 8, the following terms shall have the meaning indicated:

          (1) The term "Acquisition Price Per Share" shall mean the greater of
     (i) the highest price paid by a person (or an Affiliate or Associate thereof) for any share of Common Stock acquired prior to, but in connection with, a Change in Control described in clause (a) of the definition of a Change in Control or (ii) the highest Market Value Per Share for any day during the 60-day period ending on the date the Option is exercised.

          (2) The term "Acquisition Spread" shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Acquisition Price Per Share over (B) the price per share of Common Stock at which the Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Option is being exercised.

          (3) The term "Merger Price Per Share" shall mean the greater of (i) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement or adoption, if such fixed or formula price is determinable on the date on which such Option is exercised, and (ii) the highest Market Value Per Share for any day during the 60-day period ending on the date on which such Option is exercised.

          (4) The term "Merger Spread" shall mean an amount equal to the product obtained by multiplying the excess of (A) the Merger Price Per Share over
     (B) the price per share of Common Stock at which the Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Option is being exercised.

          (5) The term "Spread" shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the highest Market Value Per Share for any day during the 60-day period ending on the date the Option is exercised over (B) the price per share of Common Stock at which the Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Option is being exercised.

          (6) The term "Subsidiary" shall mean any entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of stock in such entity.

     The Company intends that this Section 8 shall comply with the requirements of Rule 16b-3 and any future rules promulgated in substitution therefor ("the Rule") under the Exchange Act during the term of the Plan. Should any provision of this Section 8 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Section 8 to comply with the requirements of the Rule, the Board may amend the Plan to add to or modify the provisions of the Plan accordingly.

9.   EMPLOYEE'S AGREEMENT

     If, at the time of the exercise of any Option, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual will, upon the request of the Company, execute and deliver to the Company a further agreement to such effect.

10.  WITHHOLDING FOR TAXES

     Any cash payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local tax and other laws and regulations that may be in effect as of the date of each such payment ("Tax Amounts"). Any issuance of Common Stock pursuant to the exercise of an Option or other distribution of Common Stock under the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the optionee to tender to the Company shares of Common Stock owned by optionee, or to request the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the exercise or otherwise distributed to optionee, which have a Market Value Per Share as of the date of such exercise, tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company in the manner and subject to the requirements described in this Section 10.

     (a) Grant of Right. The Committee may, in its sole discretion, grant to a participant the right to satisfy, in whole or in part, any obligation of the participant to pay to the Company any Tax Amount as a result of the exercise of an Option by electing to require that the Company, upon any exercise of the Option, withhold from the shares of Common Stock issuable to the participant upon the exercise of the Option, up to that number of full shares of Common Stock having a fair market value equal to the full amount (or portion of the amount) necessary to satisfy such participant's Tax Amount arising from such exercise; provided, however, such withholding shall not exceed the Participant's marginal tax rate arising from such exercise or vesting (the "Withholding Right"). The Withholding Right may be granted with respect to all or any portion of the shares of Common Stock subject to an Option.

     (b) Election to Have Shares Withheld. If the Committee grants to a participant a Withholding Right with respect to an Option, the participant shall, subject to the terms and conditions set forth below and the terms and conditions set forth in the related agreement (including the provisions thereof relating to the election and exercise of the Withholding Right), have the right at any time thereafter to elect to require that the Company withhold shares of Common Stock upon exercise of the Option, or any portion thereof, to which the Withholding Right relates; and such election may, subject to such procedures and limitations as the Committee may adopt, relate to all or any portion of the Withholding Right granted to the participant.

          (1) Any election pursuant to this paragraph 10(b) by a participant who at the date of the making of the election is not a director or officer of the Company within the meaning of Section 16(b) of the Exchange Act (a "Section 16(b) Person"), shall be subject to the following conditions and limitations:

            (A) the election may only be made by delivery by a participant of written notice of such election to the Committee on or prior to the date that the amount of tax to be withheld is, under applicable federal income tax laws, fixed and determined by the Company (the "Tax Date");

            (B) unless disapproved by the Committee as provided in paragraph 10(b)(1)(C) below, the election once made shall be irrevocable; and

            (C) no election shall be valid unless and until the Committee shall have consented to the election; the Committee shall have the right and power, in its sole and absolute discretion, with or without cause or reason therefor, to consent to the election, to refuse to consent to the election or to disapprove the election; and if the Committee shall not have consented to the election on or Prior to the Tax Date, the election shall be deemed disapproved.

          (2) Any election pursuant to this paragraph 10(b) by any person who at the date of the making of the election is a Section 16(b) Person shall be subject to the following conditions and limitations:

            (A) no election may be made by any Section 16(b) Person during the period commencing on the date of the grant by the Committee of the Option to which such Withholding Right relates and terminating six calendar months following that date; provided, however, that this paragraph (b)(2)(A) shall not be applicable to any Section 16(b) Person at any time subsequent to the death or "Permanent Disability" ("Permanent Disability" means that a participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further employment by the Company and that such disability is likely to remain permanent and continuous during the remainder of his fife, as determined by the Committee upon the basis of medical evidence satisfactory to it) of the Section 16(b) Person;

            (B) the election may only be made by delivery by the Section 16(b) Person of written notice of such election to the Committee during any of the following time periods: (x) that period which is not less than six calendar months less one day prior to the Tax Date, or (y) any ten business day period commencing on the third business day following the date on which the quarterly or annual summary statements of sales or earnings of the Company appear on a wire service, in a financial news service, in a newspaper of general circulation, or are otherwise publicly made available and ending at the closing of business on the twelfth business day following such date (a "Window Period"); and

            (C) no election shall be valid unless and until the Committee shall have consented to the election; the Committee shall have the right and power, in its sole and absolute discretion, with or without cause or reason therefor, to consent to the election, refuse to consent to the election or to disapprove the election; and if the Committee shall not have consented to the election on or prior to the Tax Date, the election shall be deemed disapproved.

     (c) Exercise of Withholding Right and Option to Which It Relates. If the Committee consents to an election of a participant's Withholding Right the exercise of the Option (or any portion thereof) to which the Withholding Right relates shall constitute an exercise of the Withholding Right, and the Committee shall, in its discretion, allow the optionee to tender to the Company shares of Common Stock owned by the optionee or shall cause the Company to withhold from the shares otherwise issuable upon the exercise of the Option that number of full shares of the Common Stock having an aggregate Market Value Per Share equal to no less than the amount (or portion of the amount, as applicable) required to be withheld under applicable federal and state income tax laws as a result of the exercise and no greater than to the amount (or portion of the amount, as applicable) necessary to satisfy the participant's federal, state and local tax liability, including F.I.C.A. tax, arising from such exercise; provided, however, such withholding shall not exceed the participant's marginal tax rate arising from such exercise or vesting.

11. TERMINATION OF AUTHORITY TO GRANT AWARDS.

    No Options may be granted pursuant to this Plan after August 22, 2000.

12. AMENDMENT AND TERMINATION

     The Board may from time to time and at any time alter, amend, suspend discontinue or terminate this Plan and any grants hereunder; provided, however, that no such action of the Board may, without the approval of the shareholders of the Company, alter the provisions of the Plan so as to (i) increase the maximum number of shares of Common Stock that may be subject to grants and distributed in the payment of exercises under the Plan (except as provided in Section 3b); (ii) change the class of employees eligible to receive grants under the Plan; or (iii) extend beyond ten years the maximum terms of Options granted under the Plan or extend the term of the Plan unless, in each case, such approval is not required to meet the requirements of the Rule.

13.  PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

     Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, the issuance or other distribution of shares of Common Stock any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the employee (or the employee's beneficiary), as the case may be, to take any action in connection with any such determination, the shares then to be issued or distributed, or such payment, the issue or distribution of such shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

14.  CHANGE IN CONTROL LIMITATION

     Notwithstanding any other provision in the Plan, to the extent that the acceleration of exercisability of an Option under this Plan following a Change in Control, when aggregated with other payments or benefits to the participant, whether or not payable pursuant to this Plan, would, as determined by tax counsel selected by the Company, result in "excess parachute payments" (as defined in Section 28OG of the Code) such parachute payments or benefits provided to a participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall mean the sum of (i) all payments and benefits which a participant receives or is then entitled to receive that would constitute a "parachute payment" within the meaning of
Section 28OG of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above calculated at the maximum marginal income tax rate for the year in which such payments and benefits shall be paid to the participant (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing), less
(iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

15.  MISCELLANEOUS

     a. No Employment Contract. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company.

     b. Employment with Subsidiaries. Employment by the Company for the purpose of this Plan shall be deemed to include employment by, and, to continue during any period in which an employee is in the employment of, any Subsidiary.

     c. No Rights as a Shareholder. A participant shall have no rights as a shareholder with respect to shares covered by such participant's Option until the date of the issuance of shares to the participant Pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

     d. No Right to Corporate Assets. Nothing contained in the Plan shall be construed as giving any participant, such participant's beneficiaries or any other person, any equity or other interest of any kind, in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

     e. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any grant made under the Plan. No participant, beneficiary or other person shall have any claim against the Company as a result of any such action.

     f. Non-assignability. A participant shall not have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such participant's interest any grant under the Plan nor shall such interest be subject to seizure for the payment of a participant's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a participant's bankruptcy or insolvency and to the extent any such interest arising under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such award.

     g. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to the Plan will be used for general corporate purposes.

     h. Sale Of Subsidiary or Assets. In the event a Key Employee ceases to be employed by the Company as a result of a sale or other disposition by the Company of a Subsidiary or all or part of the business operations of the Company, the Committee, in its sole discretion, may accelerate the exercisability of any grant under the Plan, in whole or in part, as it deems appropriate.

     i. Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

                            LUFKIN INDUSTRIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

1. Election of L. R. Jalenak, Jr., Henry H. King, Douglas V. Smith and W. W. Trout, Jr. as Directors

                                                          ----------------------
                                                             Nominee Exception

                       For       Withheld       For All
                       All         All          Except
                        0           0             0

2. To approve and adopt the amendment of the Company's Fourth Restated Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 60,000,000.

                       For       Against        Abstain
                        0           0             0

3. To amend the Company's 1990 Stock Option Plan to increase the number of shares of common stock of the Company as to which options may be granted under the plan from 900,000 to 1,100,000.

                       For       Against        Abstain
                        0           0             0

4. To appoint Arthur Andersen LLP as the independent auditors of the Company for the year 1999.

                       For       Against        Abstain
                        0           0             0


NOTE: (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., please give full title as such. For joint accounts, each joint owner should sign.)

                             Dated: _____________________________________, 1999

Signature(s) ___________________________________________________________________

                             Dated: _____________________________________, 1999

Signature(s) ___________________________________________________________________

                            FOLD AND DETACH HERE

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                            LUFKIN INDUSTRIES, INC.

               This Proxy is Solicited by the Board of Directors

The undersigned hereby constitutes and appoints DOUGLAS V. SMITH and C.J. HALEY, JR., and each or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of LUFKIN INDUSTRIES, INC., (herein the "Company") to be held at the Museum of East Texas, 503 North Second, Lufkin, Texas, at 9:00 a.m., Lufkin Time, on the 5th day of May, 1999, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

1. Election of L. R. Jalenak, Jr., Henry H. King, Douglas V. Smith and W. W. Trout, Jr. to the Company's board to serve until the annual shareholders' meeting held in 2002 or until their successors have been elected and qualified.

2. The amendment of the Company's Fourth Restated Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 60,000,000.

3. The amendment of the Company's 1990 Stock Option Plan to increase the number of shares of common stock of the Company as to which options may be granted under the plan from 900,000 to 1,100,000.

4. The appointment of Arthur Andersen LLP, independent certified public accountants, as the Company's auditors for the year 1999.

  In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before such meeting or any adjournments thereof.

  Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. All prior proxies are hereby revoked.

  This proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement of the Company dated April 8, 1999.